SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                             AMENDMENT NO. 1 TO
                                  FORM 8-K
                              CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                           September 30, 1997
               Date of Report (Date of earliest event reported)
                          D-LANZ DEVELOPMENT GROUP, INC.
              (Exact name of registrant as specified in its charter)


         DELAWARE             0-5367                            11-1717709
(State or other jur-        (Commission                    (IRS Employer
isdiction of incor-         File Number)                 Identification No.)
 poration)

                  400 GROVE STREET, GLEN ROCK, NJ                 07452
         (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (201) 457-1221


(Former name or former address, if changed since last report.) No change.






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Item 1. Change in Control of Registrant

(a) The Registrant has not had a change in control. However, the nature of that control previously in place has changed. The President and sole director of the Company, Roger Fidler, now owns over 60% of the voting stock of the Registrant by virtue of the acquisition of certain assets described herein below. See Item
2. (b) There are no arrangements by which a change in control will occur in the future.

Item 2. Acquisition of Assets

         On September 30, 1997, the Registrant acquired the assets of Health Technologies International, Inc. ("HTI"), a private New Jersey corporation, in exchange for 8,448,606 shares of the Registrant's common stock. The primary assets of HTI are two vehicles and an exclusive license to manufacture, market and sell a breast abnormality indicator in Chile and Singapore. This product, with FDA marketing clearance in place, is presently manufactured in the United States by HumaScan, Inc., a NASDAQ listed corporation which has recently announced a December, 1997 launch date. The Registrant and HumaScan are unrelated. In the United States HumaScan has a marketing arrangement with Physician Sales and Service, Inc., one of the largest medical product distributors in the United States, which plans to sell the device under the trademark "BreastAlert".

         HTI was controlled by Roger Fidler, President of the Registrant.

         The Asset Acquisition Agreement is attached hereto as Exhibit 1.

Item 3.  Bankruptcy or Receivership

         Not applicable.

Item 4. Changes in Registrant's Certifying Public Accountant.

         Not applicable.

Item 5.  Other events.

         None reported.

Item 6.  Resignations of Registrant's Directors

         Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

         The financial statements giving effect to the acquisition are attached hereto as Exhibit 2.

Item 8.  Change in Fiscal Year

         Not applicable


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf the undersigned hereunto duly authorized.

                                                     Date: November 3, 1997

                                                 D-LANZ DEVELOPMENT GROUP, INC.


                                                     BY:_/s/ Roger L. Fidler_
                                                              Roger L. Fidler
                                                              President

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